QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.25

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BETWEEN

DEJA FOODS, INC.

AND

M&L WHOLESALE FOODS, LLC AND THE MEMBERS OF
M&L WHOLESALE FOODS, LLC

TABLE OF CONTENTS

ARTICLE I—Exchange of Securities		1
1.1	Issuance of Shares	1
1.2	Exemption from Registration	1
ARTICLE II—Representations and Warranties of M&L		2
2.1	Organization	2
2.2	Capital	2
2.3	Subsidiaries	2
2.4	Managers	2
2.5	Financial Statements	2
2.6	Absence of Changes	2
2.7	Absence of Undisclosed Liabilities	2
2.8	Tax Returns	2
2.9	Investigation of Financial Condition	2
2.10	Trade Names and Rights	2
2.11	Compliance with Laws	2
2.12	Litigation	3
2.13	Authority; Counsel	3
2.14	Ability to Carry Out Obligations	3
2.15	Full Disclosure	3
2.16	Assets	3
2.17	Material Contracts	3
2.18	Indemnification	3
2.19	Restricted Securities	3
ARTICLE III—Representations and Warranties of Deja Foods		4
3.1	Organization	4
3.2	Capital	4
3.3	Subsidiaries	4
3.4	Directors and Officers	4
3.5	Financial Statements	4
3.6	Absence of Changes	4
3.7	Absence of Undisclosed Liabilities	4
3.8	Tax Returns	4
3.9	Investigation of Financial Condition	4
3.10	Trade Names and Rights	4
3.11	Compliance with Laws	5
3.12	Litigation	5
3.13	Authority	5
3.14	Ability to Carry Out Obligations	5
3.15	Full Disclosure	5
3.16	Assets	5
3.17	Material Contracts	5
3.18	Indemnification	5
ARTICLE IV—Covenants Prior and Subsequent to Closing		6
4.1	Investigative Rights	6
4.2	Conduct of Business	6
4.3	Audited Financial Statements of M&L	6

i

ARTICLE V—Conditions Precedent to Deja Foods' Performance		6
5.1	Conditions	6
5.2	Accuracy of Representations	6
5.3	Performance	6
5.4	Absence of Litigation	6
5.5	Officer's Certificate	6
5.6	Certificate of Good Standing	7
5.7	Covenant Not to Compete	7
ARTICLE VI—Conditions Precedent to M&L's Performance		7
6.1	Conditions	7
6.2	Accuracy of Representations	7
6.3	Performance	7
6.4	Absence of Litigation	7
6.5	Officer's Certificate	7
6.6	Certificate of Good Standing	7
6.7	Appointment of Stoltzfus as a Director of Deja Foods	7
6.8	Employment Agreement with Stoltzfus	7
ARTICLE VII—Closing		7
7.1	Closing	7
7.2	Payment Subsequent to Closing	8
ARTICLE VIII—Miscellaneous		8
8.1	Captions and Headings	8
8.2	No Oral Change	8
8.3	Non-Waiver	8
8.4	Time of Essence	8
8.5	Entire Agreement	8
8.6	Choice of Law	8
8.7	Counterparts	9
8.8	Notices	9
8.9	Binding Effect	9
8.10	Mutual Cooperation	9
8.11	Finders	9
8.12	Announcements	9
8.13	Expenses	9
8.14	Survival of Representations and Warranties	9
8.15	Exhibits	9
8.16	Binding Effect	9
EXHIBITS:	Promissory Note	Exhibit 1.1
	Allocation of Shares	Exhibit 1.1a
	Subscription Agreement	Exhibit 1.2
	Financial Statements of M&L	Exhibit 2.5
	Litigation Involving M&L	Exhibit 2.12
	Material Contracts of M&L	Exhibit 2.17
	Outstanding Securities of Deja Foods	Exhibit 3.2
	Financial Statements of Deja Foods	Exhibit 3.5
	Liens of Deja Foods	Exhibit 3.16
	Material Contracts of Deja Foods	Exhibit 3.17
	Employment Agreement with Stoltzfus	Exhibit 6.8

ii

AGREEMENT CONCERNING
THE EXCHANGE OF SECURITIES

        THIS AGREEMENT CONCERNING THE EXCHANGE OF SECURITIES (the "Agreement") is made effective the      day of August, 2005, by and between DEJA FOODS, INC., a Nevada corporation ("Deja Foods"), M&L WHOLESALE FOODS, LLC, a Pennsylvania limited liability company ("M&L"), Myron D. Stoltzfus, Sr. ("Stoltzfus") with Stoltzfus only as to Article II and Section 5.7 below, and the members of M&L who are listed on Exhibit 1.1 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.2 hereto.

EXPLANATORY STATEMENT

        A.    Deja Foods desires to acquire all of the issued and outstanding membership interests of M&L from the M&L members in exchange for an aggregate of 333,333 newly issued unregistered shares of the $.001 par value common stock of Deja Foods, a cash payment of $333,334 plus the members' equity amount and a promissory note for $333,333 according to the terms set forth in this Agreement (the "Deja Foods Consideration").

        B.    M&L desires to assist Deja Foods in acquiring all of the issued and outstanding membership interests of M&L pursuant to the terms of this Agreement.

        C.    All of the M&L members, by execution of Exhibit 1.2 hereto, agree to exchange all 100% of the membership interests in M&L in exchange for the Deja Foods Consideration.

        NOW, THEREFORE, in consideration of the foregoing Explanatory Statement that is made a substantive part of this Agreement and the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

        1.1    Issuance of Shares.    Subject to the terms and conditions of this Agreement, Deja Foods agrees to issue and exchange 333,333 fully paid and nonassessable unregistered shares of its $.001 par value common stock (the "Deja Foods Shares"), a cash payment of $333,334 (the "Cash Payment") plus the M&L members' equity amount as reflected in the financial records of M&L as of August 31, 2005 referred to in Section 4.3 below (the "Equity Payment") including the amount due M&L relating to 300 Denver Dry Goods, and a promissory note (the "Note") in the principal amount of $333,333 with interest at 6% per annum payable in monthly installments of interest only with any accrued but unpaid interest and principal due eighteen (18) months from the date of the Note with such Note secured by the assets of M&L as of the Closing Date and in such form as Exhibit 1.1 hereto, for all issued and outstanding membership interests of M&L (the "M&L Membership Interests") held by the M&L members ("M&L Members"). Exhibit 1.1a hereto lists all M&L Members, their membership interests in M&L, the number of Deja Foods Shares to be issued to them and the pro-rata portion of the Cash Payment and the Note to be received by each of them. All Deja Foods Shares will be issued directly to the M&L Members on the Closing Date, as hereinafter defined.

        1.2    Exemption from Registration.    The parties hereto intend that all Deja Foods Shares to be issued to the M&L Members shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder. In furtherance thereof, the M&L Members will execute and deliver to Deja Foods on the Closing Date a Subscription Agreement in the form set forth in Exhibit 1.2 hereto.

ARTICLE II

Representations and Warranties of M&L

        M&L and Stoltzfus, to the best of their knowledge and belief, hereby represent and warrant to Deja Foods that:

        2.1    Organization.    M&L is a limited liability company duly organized, validly existing and in good standing under the laws of Pennsylvania, has all necessary powers of a limited liability company to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

        2.2    Capital.    The authorized membership interests of M&L consist solely of 100% membership interests all of which are currently issued and outstanding. All of the outstanding membership interests of M&L are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating M&L to issue or to transfer from treasury any additional membership interests.

        2.3    Subsidiaries.    M&L does not have any subsidiaries or own any interest in any other enterprise.

        2.4    Managers.    Myron D. Stoltzfus, Sr. is the sole Manager of M&L as of the date of this Agreement.

        2.5    Financial Statements.    Exhibit 2.5 hereto consists of the unaudited financial statements of M&L for the year ended December 31, 2004 and for the period ended June 30, 2005 (collectively the "M&L Financial Statements"). The M&L Financial Statements have been prepared in accordance with generally accepted accounting principles and practices ("GAAP").

        2.6    Absence of Changes.    Since June 30, 2005, there has not been any change in the financial condition or operations of M&L, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

        2.7    Absence of Undisclosed Liabilities.    As of the date of M&L's most recent balance sheet included in Exhibit 2.5, M&L did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet except for those debts, liabilities and obligations in the ordinary course of business.

        2.8    Tax Returns.    Within the times and in the manner prescribed by law, M&L has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by M&L.

        2.9    Investigation of Financial Condition.    Without in any manner reducing or otherwise mitigating the representations contained herein, Deja Foods and its legal counsel and accountants shall have the opportunity to meet with M&L's accountants and attorneys to discuss the financial condition of M&L. M&L shall make available to Deja Foods all books and records of M&L.

        2.10    Trade Names and Rights.    M&L owns and holds all necessary trademarks, service marks, trade names, copyrights, patents and proprietary information and other rights necessary or material to its business as now conducted or proposed to be conducted.

        2.11    Compliance with Laws.    M&L has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations affecting its properties or the operation of its business where the failure to comply or any violation would have a material adverse effect on M&L and has disclosed any and all such non-compliances and/or violations to Deja Foods.

        2.12    Litigation.    M&L is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of M&L, threatened against or affecting M&L or its business, assets or financial condition where the failure to disclose would have a material adverse effect on M&L, except as disclosed in Exhibit 2.12. M&L is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. M&L is not engaged in any material litigation to recover monies due to it.

        2.13    Authority; Counsel.    The Board of Managers of M&L has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and M&L has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of M&L and is enforceable in accordance with its terms and conditions. By execution of Exhibit 1.2, all of the M&L Members have agreed to and have approved the terms of this Agreement.

        2.14    Ability to Carry Out Obligations.    The execution and delivery of this Agreement by M&L and the performance by M&L of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which M&L is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of M&L, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of M&L.

        2.15    Full Disclosure.    None of the representations and warranties made by M&L herein or in any exhibit, certificate or memorandum furnished or to be furnished by M&L, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

        2.16    Assets.    M&L has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated in Exhibit 2.5.

        2.17    Material Contracts.    M&L's only material contracts are those disclosed in Exhibit 2.17 attached hereto.

        2.18    Indemnification.    M&L and Stoltzfus, jointly and severally, agree to indemnify, defend and hold Deja Foods harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by M&L to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by M&L under this Agreement.

        2.19    Restricted Securities.    M&L and the M&L Members, by execution of this Agreement and of Exhibit 1.2, respectively acknowledge that all of the shares of Deja Foods to be issued hereunder are restricted securities and none of such shares of Deja Foods may be sold or publicly traded except in accordance with the provisions of the Securities Act of 1933, as amended.

ARTICLE III

Representations and Warranties of Deja Foods

        Deja Foods, to the best of its knowledge and belief, represents and warrants to M&L that:

        3.1    Organization.    Deja Foods is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

        3.2    Capital.    The authorized capital stock of Deja Foods consists of (i) 10,000,000 shares of $.001 par value common stock, of which 4,100,000 shares of common stock are currently issued and outstanding and (ii) 5,000,000 shares of $.001 par value preferred stock, none of which are outstanding. All of the outstanding common stock is duly and validly issued, fully paid and nonassessable. There are no other outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Deja Foods to issue or to transfer from treasury any additional shares of its capital stock of any class, except as set forth in attached Exhibit 3.2.

        3.3    Subsidiaries.    Deja Foods does not have any subsidiaries or own any interest in any other enterprise, except for an approximate 11.93% of Deja Plus High Yield Income Fund, LLC as of August 17, 2005.

        3.4    Directors and Officers.    Deja Foods' officers and directors consist of the following: David Fox, President and director, Scott Matis, Senior Vice President—Retail, Rick Saperstein, Chief Financial Officer and Larry Kosmont, Craig Cooper and William Foltz, directors.

        3.5    Financial Statements.    Exhibit 3.5 hereto consists of the audited financial statements of Deja Foods for the period ended December 31, 2004 and the unaudited financial statements for the period ended June 30, 2005 (collectively, the "Deja Foods Financial Statements"). The Deja Foods Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Deja Foods throughout the period indicated, and fairly present the financial position of Deja Foods as of the date of the balance sheet included in the Deja Foods Financial Statements and the results of operations for the period indicated.

        3.6    Absence of Changes.    Since June 30, 2005, there has not been any change in the financial condition or operations of Deja Foods.

        3.7    Absence of Undisclosed Liabilities.    Except as otherwise disclosed in this Agreement, as of the date hereof and as of the Closing Date, Deja Foods did not have and will not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

        3.8    Tax Returns.    Within the times and in the manner prescribed by law, Deja Foods has filed any federal, state and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable.

        3.9    Investigation of Financial Condition.    Without in any manner reducing or otherwise mitigating the representations contained herein, M&L and its legal counsel and accountants shall have the opportunity to meet with Deja Foods' accountants and attorneys to discuss the financial condition of Deja Foods. Deja Foods shall make available to M&L all books and records of Deja Foods.

        3.10    Trade Names and Rights.    Deja Foods does not own nor use any patent, trademark, service mark, trade name or copyright in its business.

        3.11    Compliance with Laws.    Deja Foods has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations affecting its properties or the operation of its business, including all federal and state securities laws.

        3.12    Litigation.    Deja Foods is not a party in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Deja Foods, threatened against or affecting Deja Foods or its business, assets or financial condition. Deja Foods is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Deja Foods is not engaged in any material litigation to recover monies due to it.

        3.13    Authority.    The Board of Directors of Deja Foods has authorized the execution of this Agreement and the transactions contemplated herein, and Deja Foods has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of Deja Foods, and is enforceable in accordance with its terms and conditions.

        3.14    Ability to Carry Out Obligations.    The execution and delivery of this Agreement by Deja Foods and the performance by Deja Foods of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which Deja Foods is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Deja Foods, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Deja Foods.

        3.15    Full Disclosure.    None of the representations and warranties made by Deja Foods herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Deja Foods or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

        3.16    Assets.    Deja Foods has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated in Exhibit 3.16 attached hereto.

        3.17    Material Contracts.    Deja Foods' only material contracts are those disclosed in Exhibit 3.17 attached hereto.

        3.18    Indemnification.    Deja Foods' agrees to indemnify, defend and hold M&L and Stoltzfus harmless against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of or failure by Deja Foods to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Deja Foods under this Agreement. Deja Foods also agrees to use its best efforts to remove Myron D. Stoltzfus, Sr. and Lisa Stoltzfus from any personal liability regarding the M&L obligations to Ephrata National Bank and M&T Bank, and Deja Foods further agrees to indemnify, defend and hold Myron D. Stoltzfus, Sr. and Lisa Stoltzfus harmless in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of or failure by Deja Foods to assume and pay any obligations of M&L to Ephrata National Bank and M&T Bank.

ARTICLE IV

Covenants Prior and Subsequent to Closing

        4.1    Investigative Rights.    From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

        4.2    Conduct of Business.    Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the normal course of business.

        4.3    Audited Financial Statements of M&L.    Within sixty (60) days of the Closing Date, M&L at Deja Foods expense will complete audited financial statements for the years ended December 31, 2003 and 2004 and unaudited financial statements for the six months ended June 30, 2005 and the eight months ended August 31, 2005 compiled by independent certified public accountants. All such statements shall be prepared in accordance with generally accepted accounting practices.

ARTICLE V

Conditions Precedent to Deja Foods' Performance

        5.1    Conditions.    Deja Foods' obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article V. Deja Foods may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Deja Foods of any other condition of or any of Deja Foods' other rights or remedies, at law or in equity, if M&L shall be in default of any of its representations, warranties or covenants under this Agreement.

        5.2    Accuracy of Representations.    All representations and warranties by M&L and Stoltzfus in this Agreement or in any written statement that shall be delivered to Deja Foods by M&L or Stoltzfus under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

        5.3    Performance.    M&L shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

        5.4    Absence of Litigation.    No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against M&L on or before the Closing Date, except as disclosed in Section 2.12 above.

        5.5    Officer's Certificate.    M&L shall have delivered to Deja Foods a certificate dated the Closing Date and signed by the Manager of M&L certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

        5.6    Certificate of Good Standing.    M&L shall have delivered to Deja Foods a certificate of corporate good standing of M&L dated within 30 days of the date of Closing.

        5.7    Covenant Not to Compete.    At or prior to closing, Stoltzfus shall execute a covenant not to compete that may be part of the employment agreement between Stoltzfus and Deja Foods.

ARTICLE VI

Conditions Precedent to M&L's Performance

        6.1    Conditions.    M&L's obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI. M&L may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by M&L of any other condition of or any of M&L's rights or remedies, at law or in equity, if Deja Foods shall be in default of any of its representations, warranties or covenants under this Agreement.

        6.2    Accuracy of Representations.    All representations and warranties by Deja Foods in this Agreement or in any written statement that shall be delivered to M&L by Deja Foods under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

        6.3    Performance.    Deja Foods shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

        6.4    Absence of Litigation.    No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Deja Foods on or before the Closing Date.

        6.5    Officer's Certificate.    Deja Foods shall have delivered to M&L a certificate dated the Closing Date and signed by David Fox as the Chief Executive Officer of Deja Foods, certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

        6.6    Certificate of Good Standing.    Deja Foods shall have delivered to M&L a certificate of corporate good standing of Deja Foods dated within 30 days of the date of Closing.

        6.7    Appointment of Stoltzfus as a Director of Deja Foods.    Myron D. Stoltzfus, Sr. shall be appointed as a Director of Deja Foods effective upon the closing.

        6.8    Employment Agreement with Stoltzfus.    Deja Foods shall enter into the Employment Agreement with Stoltzfus substantially in the form of Exhibit 6.8 attached hereto.

ARTICLE VII

Closing

        7.1    Closing.    The Closing of this Agreement shall be held at any mutually agreeable time on August 31, 2005 (the "Closing Date"), unless extended by mutual agreement. Notwithstanding the foregoing, Deja Foods may extend the Closing Date up to ten additional business days (i) upon providing written notice of such extension to M&L, and (ii) paying to M&L an extension fee of $100,000 to be received by M&L not later than 5:00 p.m. EDT on or before August 31, 2005 that, upon the Closing, will be applied to the Cash Payment due from Deja Foods to M&L. If for any reason, except M&L's failure to comply with this Agreement, the Closing does not occur, the $100,000 extension fee shall be non-refundable. At the Closing:

          (a)   M&L shall deliver to Deja Foods copies of Exhibit 1.2 executed by all of the M&L Members together with certificates representing all outstanding M&L Membership Interests duly endorsed to Deja Foods;

          (b)   Deja Foods shall deliver to the M&L Members the Deja Foods Consideration except for the Equity Payment for which the M&L Membership Interests have been exchanged, pursuant to the computations set forth in Exhibit 1.1 hereto;

          (c)   Deja Foods shall deliver (i) the officer's certificate described in Section 6.5 and (ii) a signed consent of Deja Foods' directors, approving this Agreement and each matter to be approved under this Agreement and (iii) Certificate of Good Standing of Deja Foods; and

          (d)   M&L shall deliver (i) the officer's certificate described in Section 5.5 (ii) a signed consent and/or minutes of its directors approving this Agreement and each matter to be approved under this Agreement and (iii) Certificate of Good Standing of M&L.

        7.2    Payment Subsequent to Closing.    At Closing, Deja Foods shall pay an additional $50,000 to the current M&L Members as a "down payment" on the Equity Payment. Within thirty (30) days from the date of Closing, Deja Foods shall pay in full the remaining portion of the Equity Payment, together with interest thereon at 6% per annum, to the current M&L Members. It is agreed that Deja Foods shall have a right of offset against all amounts due under the Note on February 28, 2007 ("Due Date") in an amount equal to the amount that the uncollected M&L receivables on the Due Date exceed the allowance for doubtful accounts reflected in the August 31, 2005 M&L financial statements.

ARTICLE VIII

Miscellaneous

        8.1    Captions and Headings.    The article and section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

        8.2    No Oral Change.    This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

        8.3    Non-Waiver.    The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

        8.4    Time of Essence.    Time is of the essence of this Agreement and of each and every provision hereof.

        8.5    Entire Agreement.    It is acknowledged by the parties that they entered into a letter of intent regarding the transactions contemplated hereby dated February 15, 2005 and that this Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior negotiations, agreements and understandings.

        8.6    Choice of Law.    This Agreement and its application shall be governed by the laws of the state of California. And the state of California shall have exclusive jurisdiction regarding any litigation concerning this Agreement.

        8.7    Counterparts.    This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.8    Notices.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Deja Foods:
Deja Foods, Inc. 16501 Ventura Blvd., Suite 608 Encino, California 91436 Attn: David Fox
M&L:
M&L Wholesale Foods, LLC P.O. Box 409 Denver, Pennsylvania 17517 Attn: Myron D. Stoltzfus, Sr.

        8.9    Binding Effect.    This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

        8.10    Mutual Cooperation.    The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

        8.11    Finders.    The parties hereto represent that no finder has brought about this Agreement, and no finder's fee has been paid or is payable by either party.

        8.12    Announcements.    The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

        8.13    Expenses.    Each party will pay its own legal, accounting and other out-of-pocket expenses incurred in connection with this Agreement.

        8.14    Survival of Representations and Warranties.    The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing and remain in force for eighteen (18) months thereafter.

        8.15    Exhibits.    As of the execution hereof, the parties have provided each other with the Exhibits described herein. Any material changes to the Exhibits shall be immediately disclosed to the other party.

        8.16    Binding Effect.    This Agreement is a binding agreement on all parties and is enforceable by its terms.

        In witness whereof, the parties have executed this Agreement on the date indicated above.

DEJA FOODS, INC.		M&L WHOLESALE FOODS, LLC

By:	/s/ DAVID FOX David Fox, President	By:	/s/ MYRON D. STOLTZFUS, SR. Myron D. Stoltzfus, Sr., Manager

MYRON D. STOLTZFUS, SR., as to Article II and Section 5.7

		By:	/s/ MYRON D. STOLTZFUS, SR. Myron D. Stoltzfus, Sr.

EXHIBIT 1.1

PROMISSORY NOTE

EXHIBIT 1.1a

SCHEDULE OF M&L MEMBERS
AND
ALLOCATION OF DEJA FOODS CONSIDERATION

Name of M&L Shareholder	Number of M&L Membership Interests Exchanged	Number of Deja Foods Common Shares To Be Issued	Cash Payment	Portion of Note
Myron D. Stoltzfus, Sr.		333,333	$333,333	100%
Total		333,333

EXHIBIT 1.2

SUBSCRIPTION AGREEMENT

        In connection with my exchange of membership interests of M&L Corporation ("M&L") for the $.001 value common stock (the "Common Stock") of Deja Foods, Inc. ("Deja Foods") and other consideration, I acknowledge the matters set forth below and promise that the statements made herein are true. I understand that Deja Foods is relying on my truthfulness in issuing the Common Stock to me.

        I understand that the Common Stock is being issued to me in a private transaction in exchange for my shares of M&L and in reliance upon the exemption provided in section 4(2) of the Securities Act of 1933, as amended (the "Act") for non-public offerings and pursuant to a Share Exchange Agreement between Deja Foods and M&L, I understand that the Deja Foods Common Stock is "restricted" under applicable securities laws and may not be sold by me except in a registered offering (which may not ever occur) or in a private transaction like this one. I know this is an illiquid investment and that therefore I may be required to hold the Common Stock for an indefinite period of time, but under no circumstances less than one year from the date of its issuance.

        I am acquiring the Common Stock solely for my own account, for long-term investment purposes only and not with a view to sale or other distribution. I agree not to dispose of any Common Stock unless and until counsel for Deja Foods shall have determined that the intended disposition is permissible and does not violate the Act, any applicable state securities laws or rules and regulations promulgated thereunder.

        All information, financial and otherwise, or documentation pertaining to all aspects of my acquisition of the Common Stock and the activities and financial information of Deja Foods has been made available to me and my representatives, if any, and I have had ample opportunity to meet with and ask questions of senior officers of Deja Foods, and I have received satisfactory answers to any questions I asked.

        In acquiring the Common Stock, I have reviewed the Agreement Concerning the Exchange of Common Stock between M&L and Deja Foods and the Exhibits thereto and have made an independent investigation of Deja Foods. I am an experienced investor, have made speculative investments in the past and am capable of analyzing the merits of an investment in the Common Stock.

        I understand that the Common Stock is highly speculative, involves a great degree of risk and should only be acquired by individuals who can afford to lose their entire investment. Nevertheless, I consider this a suitable investment for me because I have adequate financial resources and income to maintain my current standard of living even after my acquisition of the Common Stock. I know that Deja Foods financial affairs can fluctuate dramatically from time to time, and that although I could lose my entire investment, I am acquiring the Common Stock because I believe the potential rewards are commensurate with the risk. Even if the Common Stock became worthless, I could still maintain my standard of living without significant hardship on me or my family.

        Dated as of this 13th day of December, 2005.

/s/ MYRON D. STOLTZFUS, SR. Signature
Myron D. Stoltzfus, Sr. Name, Please Print
Residence Address
City, State and Zip Code
Area Code and Telephone Number
Social Security Number
Number of M&L Membership Interests Exchanged

EXHIBIT 2.5

FINANCIAL STATEMENTS OF M&L

EXHIBIT 2.12

LITIGATION INVOLVING M&L

EXHIBIT 2.17

MATERIAL CONTRACTS OF M&L

EXHIBIT 3.2

OUTSTANDING SECURITIES OF DEJA FOODS

EXHIBIT 3.5

FINANCIAL STATEMENTS OF DEJA FOODS

EXHIBIT 3.16

LIENS OF DEJA FOODS

EXHIBIT 3.17

MATERIAL CONTRACTS OF DEJA FOODS

EXHIBIT 6.8

EMPLOYMENT AGREEMENT WITH STOLTZFUS

FIRST AMENDMENT TO
AGREEMENT CONCERNING
THE EXCHANGE OF SECURITIES

        THIS FIRST AMENDMENT TO AGREEMENT CONCERNING THE EXCHANGE OF SECURITIES (the "First Amendment") is made effective the 13th day of December, 2005, by and between DEJA FOODS, INC., a Nevada corporation ("Deja Foods"), M&L WHOLESALE FOODS, LLC, a Pennsylvania limited liability company ("M&L"), Myron D. Stoltzfus, Sr. ("Stoltzfus") and the members of M&L who are listed on Exhibit 1.1 to the Agreement Concerning The Exchange of Securities and have executed the Subscription Agreement in connection therewith.

EXPLANATORY STATEMENT

        A.    Deja Foods, M&L and Stoltzfus entered into that certain Agreement Concerning the Exchange of Securities dated August 23, 2005 (hereinafter "the Exchange Agreement") with respect to the exchange of M&L securities for shares of Deja Foods common stock and other consideration.

        B.    Section 7.1 of the Exchange Agreement provides that the Closing of the Exchange Agreement, will be held on August 31, 2005 and the parties desire to finalize the Closing on December 13, 2005 with the Closing effective as of August 31, 2005; and

        C.    Section 7.2 of the Exchange Agreement provides that the Equity Payment as defined in the Exchange Agreement together with interest at 6% will be paid within 30 days of Closing and the parties desire to provide for a payment schedule for the Equity Payments and increase the interest rate to 9% per annum;

        NOW, THEREFORE, in consideration of the foregoing Explanatory Statement that is made a substantive part of this Agreement and the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.     In accordance with Section 7.1 of the Agreement, closing will be finalized December 31, 2005 with the Closing Date and the Closing effective as of August 31, 2005.

          2.     Section 7.2 of the Exchange Agreement is amended to read as follows:

            "7.2    Payment Subsequent to Closing.    It is agreed that as of August 31, 2005, the Equity Payment amount was $362,899 and as of December 13, 2005, the remaining Equity Payment amount is $250,000 and that such amount shall be payable by Deja Foods as set forth in the Promissory Note attached as Exhibit 7.2 and made a part hereof and that at Closing, Deja Foods shall execute and deliver to the Member of M&L the original of the Equity Note. Further, Deja Foods agrees to have Myron D. Stoltzfus, Sr. and Lisa Stoltzfus removed March 31, 2006 as personal guarantors from all M&L promissory notes that were reflected in the M&L unaudited August 31, 2005 financial statements and to indemnify and hold Myron D. Stoltzfus, Sr. and Lisa Stoltzfus harmless from any and all amounts, including but not limited to attorney's fees, claimed against them under such notes until they are removed as guarantors and that this agreement for indemnification shall survive the closing of this Agreement."

          3.     All other terms and conditions of the Agreement shall remain in full force and effect, and remain unmodified by the terms of this Second Amendment.

          4.     This First Amendment may be executed in counterparts, and all such counterparts when taken together shall be deemed as one fully executed original document. A facsimile signature shall be deemed an original signature for all purposes.

        In Witness Whereof, the parties have executed this First Amendment to Agreement Concerning the Exchange of Securities as of the date set forth above.

Deja Foods, Inc.

By:	/s/ DAVID FOX David Fox, President

M&L Wholesale Foods, LLC

By:	/s/ MYRON D. STOLTZFUS, SR. Myron D. Stoltzfus, Sr., Managing Member

MYRON D. STOLTZFUS, SR.

By:	/s/ MYRON D. STOLTZFUS, SR. Myron D. Stoltzfus, Sr.,

QuickLinks

AGREEMENT CONCERNING THE EXCHANGE OF SECURITIES BETWEEN DEJA FOODS, INC. AND M&L WHOLESALE FOODS, LLC AND THE MEMBERS OF M&L WHOLESALE FOODS, LLC